UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2023

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2023, Avinger, Inc. (the “Company”), entered into a Waiver Agreement (the “Waiver Agreement”) with CRG Partners III L.P., CRG Partners III — Parallel Fund “A” L.P., CRG Partners III — Parallel Fund “B” (Cayman) L.P. CRG Partners III (Cayman) Unlev AIV I L.P., and CRG Partners III (Cayman) Lev AIV I L.P. (together the “Purchasers”). The Purchasers collectively hold all of the outstanding shares of the Company’s Series A preferred stock and Series E preferred stock (collectively, the “Preferred Stock”). The holders of the Preferred Stock are entitled to receive annual dividends (the “Preferred Dividend”) at a rate of 8% of the original issue price of the Preferred Stock. The Company has the right to issue additional shares of Preferred Stock in lieu of the payment in cash of the Preferred Dividend.

Pursuant to the Waiver Agreement, the Purchasers waived their rights to receive the Preferred Dividend for the year ending December 31, 2023. Such waived Preferred Dividends will not be cumulative or accrued.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Waiver Agreement were made solely for the benefit of the parties to the Waiver Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Waiver Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Waiver Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Waiver Agreement dated September 29, 2023 between the Company and the Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: September 29, 2023	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer